UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Avenue, Suite 700

Irvine, California  92612

     (Address of Principal Executive Offices) (Zip Code)

(949) 202-4160

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

First Foundation Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on August 30, 2016 (the “Annual Meeting”). The Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the following nine individuals to serve as directors for the ensuing year and until their successors are elected and qualify to serve. There were no nominees other than those listed below. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ulrich E. Keller, Jr., CFP	9,938,853	92,235	2,097,217
Scott F. Kavanaugh	9,939,085	92,003	2,097,217
James Brakke	9,906,555	124,533	2,097,217
Max Briggs, CFP	9,915,664	115,424	2,097,217
Warren D. Fix, CPA	9,934,584	96,504	2,097,217
John Hakopian	9,939,085	92,003	2,097,217
Gerald Larsen	9,903,535	127,553	2,097,217
Mitchell M. Rosenberg, Ph.D	8,724,468	1,306,620	2,097,217
Jacob Sonenshine, J.D., CFA	9,941,511	89,577	2,097,217

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accountants

The Company’s stockholders ratified the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,100,301	27,338	666	-

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: August 31, 2016	By:	/s/ JOHN M. MICHEL
John M. Michel Executive Vice President & Chief Financial Officer